Exhibit 99.1

VirTra Reports Second Quarter and Six Months 2026 Financial Results

CHANDLER, Ariz. — August 13, 2026 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use-of-force and firearms training simulators, reported results for the second quarter and six months ended June 30, 2026. The financial statements are available on VirTra’s website and here.

Second Quarter 2026 and Recent Operational Highlights

●	Bookings totaled $5.5 million during the second quarter.
●	Total backlog at June 30, 2026 was $24.9 million and included $13.2 million in capital, $3.8 million in service, and $7.9 million in STEP contracts.
●

Accepted into the U.S. Army Marketplace across three mission-critical capability areas: Weapons Skills Development, Joint Fires Training, and Counter-Unmanned Aircraft Systems (C-UAS), positioning VirTra to compete for future Army opportunities and demonstrating the breadth of its military training and force-protection solutions.

●

Expanded its long-term investment in the defense training market through the acquisition of a dual-building Orlando campus, increasing its presence within Central Florida Research Park and enhancing its ability to support customer engagement, partner collaboration, program execution, and future growth within the military simulation and training ecosystem.

Second Quarter and Six Months 2026 Financial Highlights

	For the Three Months Ended			For the Six Months Ended
All figures in millions, except per share data	June 30, 2026	June 30, 2025	% Δ	June 30, 2026	June 30, 2025	% Δ
Total Revenue	$5.8	$7.0	-17%	$9.2	$14.1	-35%

Gross Profit	$3.4	$4.8	-29%	$5.5	$10.0	-45%
Gross Margin	59%	69%	N/A	60%	71%	N/A

Net Income (Loss)	$(0.3)	$0.2	N/A	$(1.6)	$1.4	N/A
Diluted EPS	$(0.02)	$0.02	N/A	$(0.14)	$0.13	N/A
Adjusted EBITDA	$0.4	$0.7	-45%	$(0.4)	$2.4	-117%

Management Commentary

VirTra CEO John Givens stated, “Our second quarter results reflect increased revenue conversion compared with the first quarter, particularly within our international business. While domestic funding availability and procurement timing continue to impact results, we saw encouraging activity during the quarter, including stronger bookings, momentum in our international business, and increased grant-related activity.

“We continue to see funding opportunities moving through the system, with customers actively submitting applications and advancing their procurement efforts. Recent grant funding releases and increased customer participation in grant programs provide additional evidence that agencies are moving forward, even though the pace of awards and delivery timelines remain difficult to predict. At the same time, we continue to make progress in the military market, as evidenced by our acceptance into the U.S. Army Marketplace across three mission-critical capability areas.

“While uncertainty around funding timelines continues, we believe the underlying demand environment remains healthy. We are encouraged by the level of activity we are seeing across our domestic, international, and military markets, as well as the continued strength of our backlog and opportunity pipeline. Our focus remains on supporting customers through the funding and procurement process, converting backlog into revenue, and positioning VirTra to capture the opportunities ahead.”

Six Months 2026 Financial Results

Total revenue was $9.2 million, compared to $14.1 million in the prior year period. The decrease was due to several customers booked in Q3 and Q4 2025 being unable to accept delivery in the first six months of 2026.

Gross profit was $5.5 million (60% of revenue), compared to $10.0 million (71% of revenue) in the prior year period.

Net operating expense was $7.1 million, compared to $7.7 million in the prior year period.

Loss from operations was $(1.5) million, compared to income from operations of $2.3 million in the prior year period.

Net loss was $(1.6) million, or $(0.14) per diluted share, compared to net income of $1.4 million, or $0.13 per diluted share, in the prior year period.

Adjusted EBITDA, a non-GAAP metric, was $(0.5) million, compared to $2.4 million in the prior year period.

Second Quarter 2026 Financial Results

Total revenue was $5.8 million, compared to $7.0 million in the prior year period. The decrease is primarily due to a decrease in domestic sales, partially offset by international sales.

Gross profit was $3.4 million (59% of revenue), compared to $4.8 million (69% of revenue) in the prior year period.

Net operating expense was $3.6 million, compared to $3.9 million in the prior year period.

Loss from operations was $(0.2) million, compared to income from operations of $0.9 million in the prior year period.

Net loss was $(0.3) million, or $(0.02) per diluted share, compared to net income of $0.2 million, or $0.02 per diluted share, in the prior year period.

Adjusted EBITDA, a non-GAAP metric, was $0.4 million, compared to $0.7 million in the prior year period.

Financial Commentary

VirTra CFO Alanna Boudreau stated, “Second quarter revenue increased significantly compared to the first quarter, reflecting improved revenue conversion and supporting a return to positive adjusted EBITDA. We generated stronger bookings during the quarter and ended June with a backlog of approximately $24.9 million, providing visibility into future revenue opportunities.

“While funding and procurement timelines continue to influence the pace of conversion, we remain focused on disciplined expense management while investing in content development, technology, and strategic initiatives that support long-term growth. We also completed the acquisition of our Orlando facility during the quarter, which we expect will contribute positively to future financial performance through tenant lease income while strengthening our position within the military training and simulation market.”

Conference Call

VirTra’s management will hold a conference call today (August 13, 2026) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s CEO John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13760404

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 27, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13760404

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use-of-force and firearms training simulators for law enforcement, military, educational, and commercial markets. Since 1993, VirTra has been dedicated to saving lives by providing highly effective, realistic training designed to prepare officers for the most difficult real-world situations.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For Three Months Ended				For Six Months Ended
	June 30,	June 30,	Increase	%	June 30,	June 30,	Increase	%
	2026	2025	(Decrease)	Change	2026	2025	(Decrease)	Change

Net Income (Loss)	$(261,258)	$175,314	$(436,572)	-249%	$(1,589,890)	$1,439,374	$(3,029,264)	-210%
Adjustments:
Provision for income taxes	88,439	(9,000)	97,439	-1083%	142,438	93,000	49,438	53%
Depreciation and amortization	520,368	513,693	6,675	1%	990,394	829,841	160,553	19%
Interest (net)	6,426	(26,876)	33,302	-124%	(15,346)	(48,127)	32,781	-68%
EBITDA	353,975	653,131	(299,156)	-46%	(472,404)	2,314,088	(2,786,492)	-120%
Right of use amortization	29,280	42,501	(13,221)	-31%	72,773	84,365	(11,592)	-14%

Adjusted EBITDA	$383,255	$695,632	$(312,377)	-45%	$(399,631)	$2,398,453	$(2,798,084)	-117%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Alec Wilson and Greg Bradbury

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

-Financial Tables to Follow-

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$14,312,743	$18,594,598
Accounts receivable, net	4,461,812	5,502,087
Inventory, net	14,193,484	13,060,024
Unbilled revenue	3,180,534	868,216
Prepaid expenses and other current assets	1,668,188	2,622,462
Deferred Contract Costs, short term	374,375	374,375
Total current assets	38,191,136	41,021,762
Long-term assets:
Property and equipment, net	20,696,026	16,268,400
Operating lease right-of-use asset, net	-	268,873
Intangible assets, net	2,534,037	2,513,186
Security deposits, long-term	-	15,979
Other assets, long-term	452,697	424,226
Deferred tax asset, net	4,007,463	4,135,463
Deferred Contract Costs, long term	301,508	488,695
Total long-term assets	27,991,731	24,114,822
Total assets	$66,182,867	$65,136,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$612,981	$784,074
Accrued compensation and related costs	659,091	461,430
Accrued expenses and other current liabilities	1,301,057	1,196,565
Notes payable, current	312,523	227,754
Operating lease liability, short-term	-	196,311
Deferred revenue, short-term	6,931,535	7,361,738
Total current liabilities	9,817,187	10,227,872
Long-term liabilities:
Deferred revenue, long-term	1,157,655	1,913,393
Notes payable, long-term	11,107,199	7,314,085
Operating lease liability, long-term	-	89,053
Total long-term liabilities	12,264,854	9,316,531
Total liabilities	22,082,041	19,544,403

Commitments and contingencies (See Note 10)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 11,319,624 shares issued and outstanding as of June 30, 2026 and 11,303,885 as of December 31, 2025	1,135	1,130
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	33,154,621	33,056,091
Retained Earnings	10,945,070	12,534,960
Total stockholders’ equity	44,100,826	45,592,181
Total liabilities and stockholders’ equity	$66,182,867	$65,136,584

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Net sales	$5,763,358	$6,978,938	$9,237,504	$14,139,185
Total revenue	5,763,358	6,978,938	9,237,504	14,139,185

Cost of sales	2,347,656	2,166,461	3,687,998	4,129,828

Gross profit	3,415,702	4,812,477	5,549,506	10,009,357

Operating expenses:
General and administrative	3,167,673	3,289,995	6,128,846	6,509,946
Research and development	435,493	608,116	936,165	1,217,243

Net operating expense	3,603,166	3,898,111	7,065,011	7,727,189

Income (loss) from operations	(187,464)	914,366	(1,515,505)	2,282,168

Other income (expense):
Other income	103,656	77,873	216,845	149,883
Other (expense)	(89,011)	(825,925)	(148,792)	(899,677)

Net other income	14,645	(748,052)	68,053	(749,794)

Income (Loss) before provision for income taxes	(172,819)	166,314	(1,447,452)	1,532,374

Provision (Benefit) for income taxes	88,439	(9,000)	142,438	93,000

Net Income (loss)	$(261,258)	$175,314	$(1,589,890)	$1,439,374

Net Income (loss) per common share:
Basic	$(0.02)	$0.02	$(0.14)	$0.13
Diluted	$(0.02)	$0.02	$(0.14)	$0.13

Weighted average shares outstanding:
Basic	11,307,865	11,261,588	11,305,886	11,260,902
Diluted	11,307,865	11,261,588	11,305,886	11,260,902

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net (loss)	$(1,589,890)	$1,439,374
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	990,394	829,841
Right of use amortization	72,774	84,365
Employee stock compensation	98,535	212,823
Bad Debt Expense	(18,172)	-
Loss on disposal of lease	2,706	-
Changes in operating assets and liabilities:
Accounts receivable, net	1,058,449	1,557,910
Inventory, net	(1,133,461)	1,776,667
Other assets-LT	158,715	-
Deferred taxes	128,000	87,175
Unbilled revenue	(2,312,318)	983,019
Other assets	954,274	19,712
Prepaid expenses and other current assets	-	(1,337,108)
Accounts payable and other accrued expenses	131,057	(273,918)
Operating lease right of use	(75,992)	(87,907)
Deferred revenue	(1,185,941)	755,476
Net cash provided (used in) by operating activities	(2,720,870)	6,047,429

Cash flows from investing activities:
Internal intangible assets	(429,850)	(2,265,489)
Purchase of property and equipment	(1,013,009)	(996,452)
Net cash (used in) investing activities	(1,442,859)	(3,261,941)

Cash flows from financing activities:
Principal payments of debt	(122,116)	(128,962)
Net cash (used in) financing activities	(122,116)	(128,962)

Net (decrease) in cash	(4,285,845)	2,656,526
Cash and restricted cash, beginning of period	18,594,598	18,040,827
Cash and restricted cash, end of period	$14,308,753	$20,697,353

Supplemental disclosure of cash flow information:
Income taxes paid (refunded)	$(1,041,894)	$720,951
Interest paid	$134,961	$116,415
Noncash investing & financing activities disclosure:
Assumption of lease asset (Lessor)	$256,990	$-
Mortgage to Purchase Building	$(4,000,000)	$-